UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 2, 2013

CTC MEDIA, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-52003	58-1869211
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

31A Leningradsky Prospekt
125284 Moscow, Russia

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: +7-495-785-6333

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Hans-Holger Albrecht, a member and Co-Chairman of the Board of Directors (the “Board”) of CTC Media, Inc. (the “Company”), tendered his resignation from the Board on April 2, 2013, effective upon the closing of the Company’s 2013 Annual Meeting of Stockholders to be held on April 30, 2013. The Board has appointed Lorenzo Grabau as a Class III director to fill the vacancy created by the resignation of Mr. Albrecht, and to serve out the remainder of his term ending at the Annual Meeting of Stockholders in 2015; the Board has also elected Mr. Grabau to serve as Co-Chairman of the Board.  Such appointments become effective at the closing of the 2013 Annual Meeting.

In accordance with the terms and conditions of a stockholders’ agreement (the “Stockholders’ Agreement”) dated May 20, 2011, by and among the Company, MTG Russia AB, a wholly owned subsidiary of Modern Times Group MTG AB (“MTG Russia”), and Telcrest Investments Limited, (“Telcrest”), three of the Company’s directors, including one of its Co-Chairmen, are currently designated by MTG Russia, and three of the Company’s directors, including one of its Co-Chairmen, are designated by Telcrest. MTG Russia and Telcrest, the Company’s principal stockholders, have the exclusive right to appoint and remove their respective designees, as well as the exclusive right to fill vacancies created by the resignation of one of their respective designees. Mr. Albrecht was previously designated to serve on the Board by MTG Russia, and Mr. Grabau has been designated by MTG Russia as Mr. Albrecht’s replacement as a Class III director.

CTC Media has also announced that the Board is nominating Dmitry Lebedev and Werner Klatter for re-election to the Board at the Annual Meeting. Mr. Lebedev has been designated as a director by Telcrest pursuant to the Stockholders’ Agreement. In addition, CTC Media has announced that Mathias Hermansson will not stand for re-election to the Board, and that, pursuant to the Stockholders’ Agreement, MTG Russia has designated Jørgen Madsen Lindemann for election as a director. The Board has recommended that the stockholders elect Messrs Klatten, Lebedev and Lindemann at the 2013 Annual Meeting.

Messrs. Grabau and Lindemann will be entitled to cash compensation for their services on the Board under the Company’s director compensation policies.

A copy of a press release announcing these changes is attached hereto as Exhibit 99.1.

Biographical details of Messrs. Grabau and Lindemann are provided below.

Lorenzo Grabau, 47, has been a non-executive member of the Board of Directors of Modern Times Group MTG AB since 2011. He has served as Non-Executive Director of SoftKinetic BV and Rouge Partners Sarl since 2011. Mr. Grabau is a former Partner and Managing Director of Goldman Sachs, which he joined in 1994 after five years with Merrill Lynch. Lorenzo held a number of leadership positions within the Goldman Sachs Investment Banking division, including Head of Media and Head of Consumer Retail. Lorenzo is a graduate from Universita degli Studi di Roma, La Sapienza, Italy.

Jørgen Madsen Lindemann, 46, was appointed as President and CEO of Modern Times Group MTG AB in September 2012, prior to which he served as Executive Vice President of the Group’s Nordic Broadcasting (free-TV, pay-TV and radio) operations from October 2011 and as CEO of MTG Denmark from 2002. Mr. Lindemann has worked in the MTG Group since 1994, initially as Head of Sponsorship for TV3, then as Head of Viasat Sport in Denmark and, subsequently, as Head of Viasat Sport for the Nordic region.

Item 9.01.             Financial Statements and Exhibits

(d)      Exhibits

99.1        Press release dated April 8, 2013, relating to proposed board changes (furnished only).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTC MEDIA, INC.

Date: April 8, 2013	By:	/s/ Nikolay Surikov
		Name:	Nikolay Surikov
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated April 8, 2013, relating to proposed board changes (furnished only).